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                                                                  Exhibit 23.1



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Mackie Designs Inc. 1995 Stock option Plan and to the incorporation by reference therein of our reports dated February 2, 1996, with respect to the financial statements and schedule of Mackie Designs Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Seattle, Washington
October 9, 1996